                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Materials Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                      ALPHA TECHNOLOGIES GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  REGISTRANT
-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                         ALPHA TECHNOLOGIES GROUP, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 15, 1996

TO THE STOCKHOLDERS OF ALPHA TECHNOLOGIES GROUP, INC.:

  The 1996 Annual Meeting of the Stockholders (the "Annual Meeting") of ALPHA TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), will be held at 10:00 a.m. on Monday, April 15, 1996, at 750 Lexington Avenue, 27th Floor, New York, New York for the following purposes:

    1. To elect to the Board of Directors, seven directors who will each serve for a term of one year and until their successors have been elected and qualified.

    2. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of options that may be granted thereunder.

    3. To ratify the designation of Arthur Andersen LLP as independent auditors of the Company for fiscal year 1996.

    4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

  Only stockholders of record at the close of business on February 23, 1996, are entitled to notice of and to vote at the Annual Meeting.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED THEREFOR. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

  IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                          By Order of the Board of Directors,

                                          /s/ Lawrence Butler

                                          Lawrence Butler,
                                          President and Chief Executive
                                           Officer

February 26, 1996

                         ALPHA TECHNOLOGIES GROUP, INC.
                              750 LEXINGTON AVENUE
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10022

                               ----------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

  The 1996 Annual Meeting of Stockholders (the "Annual Meeting") of ALPHA TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company" or "Alpha"), will be held at 10:00 a.m. on Monday, April 15, 1996, at 750 Lexington Avenue, 27th Floor, New York, New York. The enclosed proxy is solicited on behalf of the Board of Directors of the Company in connection with the Annual Meeting and any adjournments or postponements thereof. This Proxy Statement and the enclosed proxy (the "proxy materials") are first being mailed to stockholders of the Company on or about March 7, 1996.

  Shares represented at the Annual Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxy holders intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the stockholders as set forth herein, and in accordance with their best judgment on any other matter which may properly come before the meeting. The Annual Meeting has been called to (i) elect seven directors; (ii) approve an amendment to the Company's 1994 Stock Option Plan to increase the number of options that may be granted thereunder; and (iii) ratify the appointment of the Company's auditors. Management knows of no other business that is currently contemplated to be conducted at the Annual Meeting. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to its exercise by filing a written instrument revoking the proxy with the Secretary of the Company; filing a duly executed proxy bearing a later date with the Secretary of the Company; or attending the meeting and voting in person.

  The cost for the solicitation of proxies by the Board of Directors is being borne by the Company. Such solicitation is being made by mail and, in addition, may be made by directors, officers and regular employees of the Company, either in person or by telephone or telegram, without additional compensation for such services. Forms of the proxy and other proxy materials will also be distributed to brokerage houses, fiduciaries, custodians and other like parties for distribution to the beneficial owners of capital stock of the Company and the Company will reimburse such parties for their out-of-pocket expenses relating thereto.

  The only outstanding class of voting securities of the Company is its common stock, $.03 par value (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on matters to be acted upon at the Annual Meeting. No stockholder is entitled to cumulative voting rights.

  Only stockholders of record at the close of business on February 23, 1996, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of February 23, 1996, there were 6,192,441 shares of Common Stock issued and outstanding.

                             ELECTION OF DIRECTORS

  It is intended that a proxy in the accompanying form, unless marked to the contrary, will be voted in favor of the election of Marshall D. Butler, Lawrence Butler, Donald K. Grierson, Frederic A. Heim, Warren G. Lichtenstein, Kenneth W. Rind and Michael J. Konigsberg as directors of the Company for a term of one (1) year, and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

  In the event any of the nominees should become unable or refuse to accept nomination or reelection to serve as a director, the persons named as joint proxies in the enclosed form of proxy may vote for the election of such person or persons as the Board of Directors of the Company may recommend in the place of such nominee or nominees. All nominees have consented to be named and have indicated their intent to serve if elected. Management knows of no reason why any of these nominees might be unable or refuse to accept nomination or election.

  Each of the nominees (other than Mr. Konigsberg) is a current member of the Board of Directors who hold office until their successors are duly elected and qualified. Set forth below is certain information with respect to all current directors of the Company and Mr. Konigsberg.

NAME                             AGE  PRINCIPAL OCCUPATION FOR PAST FIVE YEARS
----                             ---  ----------------------------------------
Marshall D. Butler..............  69 Chairman of the Board of Alpha since April
                                      26, 1993, and Director of Alpha since
                                      April 2, 1993. From September 22, 1994
                                      through April 19, 1995, Mr. Butler served
                                      as Chief Executive Officer of Alpha. He
                                      has served as a director of AVX
                                      Corporation, a manufacturer of ceramic
                                      capacitors and a subsidiary of Kyocera
                                      Corporation, since 1973. Mr. Butler served
                                      as Chief Executive Officer of AVX
                                      Corporation from December 1973 until his
                                      resignation on April 1, 1993. From 1973 to
                                      1990, Mr. Butler was Chairman of the Board
                                      of AVX Corporation. Mr. Butler was a
                                      director of Kyocera Corporation from
                                      January 1990 through June 1995. Mr. Butler
                                      has been a director of Mass Mutual
                                      Corporate Investors and Mass Mutual
                                      Participation Investors since 1989. Mr.
                                      Butler is the father of Lawrence Butler.
                                      Member of the Executive and Compensation
                                      Committees.
Lawrence Butler.................  33 Mr. Butler has been President and Chief
                                      Executive Officer of Alpha since April 19,
                                      1995. He has served as a Director since,
                                      and was an executive vice president of
                                      Alpha from, September 1994. He has been
                                      director, president and sole shareholder
                                      of Camelia Group, Inc., a general partner
                                      of Steel Partners, L.P. (private
                                      investment partnership), a Delaware
                                      limited partnership ("Steel Partners"),
                                      since 1990. President and a director of
                                      Steel Partners, LLC., the general partner
                                      of Steel Partners Associates, L.P., which
                                      is the general partner of Steel Partners
                                      II, L.P. ("Steel Partners II") (private
                                      investment partnership), since 1993;
                                      officer and director of Steel Partners
                                      Services, Ltd. ("Steel Services") (a
                                      portfolio manager) since 1993. Lawrence
                                      Butler is Marshall Butler's son. Member of
                                      the Executive and Audit Committees.

NAME                             AGE  PRINCIPAL OCCUPATION FOR PAST FIVE YEARS
----                             ---  ----------------------------------------
Donald K. Grierson..............  61 Served as Vice-Chairman of the Board of
                                      Alpha from April 1993 through April 1995.
                                      From December 7, 1988 until April 26,
                                      1993, Mr. Grierson served as Chairman of
                                      the Board of Alpha. He has been a Director
                                      of Alpha since February 1, 1988. Since
                                      1991, Mr. Grierson has also served as
                                      President and Chief Executive Officer of
                                      ABB Vetco Gray Inc., which designs,
                                      manufactures, sells and services highly
                                      engineered exploration and production
                                      equipment used by the worldwide oil and
                                      gas industry, primarily for offshore
                                      applications. From July 1985 to December
                                      1990, Mr. Grierson was an independent
                                      venture capitalist and business
                                      consultant. Mr. Grierson currently serves
                                      as a director of Parametric Technology
                                      Inc., a developer and marketer of software
                                      products for the automation of the
                                      mechanical design process. Member of the
                                      Stock Option Committee.
Frederic A. Heim................  69 Director of Alpha since April 2, 1993. Mr.
                                      Heim, a private investor, served as a
                                      director of Encino Savings and Loan, Van
                                      Nuys, California, from 1991 through 1994.
                                      He was a co-founder and, from 1981 to
                                      1990, a director and Executive Vice
                                      President of Computer Memories
                                      Incorporated, which manufactured computer
                                      disk drives. Member of the Audit, Stock
                                      Option and Compensation Committees.
Warren G. Lichtenstein..........  30 Director of Alpha since April 2, 1993. From
                                      September 1994 through September 1995, Mr.
                                      Lichtenstein served as executive vice
                                      president of Alpha. Mr. Lichtenstein is
                                      President of a General Partner of Steel
                                      Partners since 1990. Mr. Lichtenstein has
                                      been the Chief Executive of the General
                                      Partner of the General Partner of Steel
                                      Partners II, L.P. since 1993. Mr.
                                      Lichtenstein has been Chairman of Steel
                                      Partners Services, Ltd. since 1993. From
                                      1988 to 1990, he was an acquisition/risk
                                      arbitrage analyst with Ballantrae
                                      Partners, L.P., a private investment
                                      partnership. Since 1993, Mr. Lichtenstein
                                      has also served as a director of SL
                                      Industries, Inc., a New York stock
                                      exchange company engaged in the
                                      manufacture and sale of electrical-
                                      mechanical and specialty products. Mr.
                                      Lichtenstein has also served, since April
                                      1994, as a director of Gateway Industries,
                                      Inc., a manufacturer of mirror and related
                                      glass products, and since 1994 as a
                                      director of Saratoga Spring Water, Inc., a
                                      bottler and distributor of spring water.
                                      Member of the Executive Committee.

NAME                              AGE  PRINCIPAL OCCUPATION FOR PAST FIVE YEARS
----                              ---  ----------------------------------------
Dr. Kenneth W. Rind..............  60 Director of Alpha since April 1995. Since
                                       1981, Dr. Rind has been a chairman of
                                       Oxford Partners Corporation, an
                                       independent venture capital management
                                       firm. Dr. Rind is currently a director of
                                       Medical Sterilization, Inc., a supplier of
                                       sterilization equipment; VasoMedical,
                                       Inc., a medical technology company;
                                       Computer Power, Inc., an electronic
                                       equipment manufacturer; VTX Electronics
                                       Corporation, a communications
                                       cabling/equipment value added
                                       distribution; and ESC Medical Systems,
                                       Ltd., a medical equipment manufacturer.
                                       Member of the Audit and Compensation
                                       Committees.
Michael J. Konigsberg............  33 Since 1988, Mr. Konigsberg has been employed by Lehman Brothers, Inc. in the
                                       following capacities: August 1995-present,
                                       Senior Vice President, Leveraged Finance
                                       Group; August 1992-July 1995, Vice
                                       President, Leveraged Finance Group; August
                                       1988-July 1992, Associate, Merchant
                                       Banking Group.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                VOTE FOR THE ELECTION OF THE SEVEN NOMINEES FOR
                    DIRECTOR NAMED IN THIS PROXY STATEMENT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of January 31, 1996, the number and percentage of outstanding shares of Common Stock of the Company owned beneficially, within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), by (i) each stockholder known by the Company to own more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee of the Company; (iii) each named executive officer; and (iv) all directors, nominees and named executive officers, as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

                                                  AMOUNT AND NATURE
                NAME AND ADDRESS                    OF BENEFICIAL    PERCENT
             OF BENEFICIAL OWNERS(1)                 OWNERSHIP(2)   OF CLASS(2)
             -----------------------              ----------------- ----------
Marshall D. Butler(3)(4).........................       258,000         4.2%
Lawrence Butler(5)(6)............................     1,106,478        17.6%
Donald K. Grierson(7)............................       210,000         3.4%
Frederic A. Heim(3)(8)...........................        15,000           *
Warren G. Lichtenstein(5)(9).....................     1,121,112        17.9%
Dr. Kenneth W. Rind..............................            --          --
Johnny J. Blanchard(10)..........................         9,033           *
Harry G. Chase(11)...............................        10,150           *
Michael J. Konigsberg............................            --          --
Steel Partners, L.P(12)..........................       708,810        11.4%
All Directors, Nominees and named Executive
 Officers as a Group
 (9 Persons)(13).................................     1,720,293        26.8%

--------
  * Constitutes less than 1%.
 (1) Unless otherwise indicated, the address of each beneficial owner is c/o Alpha Technologies Group, Inc., 750 Lexington Avenue, 27th Floor, New York, NY 10022.
 (2) Includes shares deemed to be beneficially owned by such persons or entities pursuant to Rule 13d-3 promulgated under the Exchange Act because they have the right to acquire such shares within 60 days upon the exercise of options or similar rights or because such persons or entities have or share investment or voting power.
 (3) Does not include shares owned by Steel Partners and Steel Partners II of which Mr. M. Butler and Mr. Heim are each limited partners. Messrs. Butler and Heim disclaim beneficially ownership of such shares.
 (4) Includes 10,000 shares which Mr. M. Butler has the right to acquire upon the exercise of stock options within 60 days.
 (5) Includes 708,810, 245,800, and 54,870 shares owned by Steel Partners, Steel Partners II and Steel Services respectively, which Messrs. L. Butler and Lichtenstein may be deemed to beneficially own.
 (6) Includes 89,998 shares which Mr. L. Butler has the right to acquire upon the exercise of stock options within 60 days.
 (7) Includes 10,000 shares which Mr. Grierson has the right to acquire upon the exercise of stock options within 60 days.
 (8) Includes 10,000 shares which Mr. Heim has the right to acquire upon the exercise of stock options within 60 days.
 (9) Includes 83,332 shares which Mr. Lichtenstein has the right to acquire upon the exercise of stock options within 60 days.
(10) Includes 8,933 shares which Mr. Blanchard has the right to acquire upon the exercise of stock options within 60 days.
(11) Address is c/o Wakefield Engineering, Inc., 60 Audubon Road, Wakefield, MA 01880. Includes 8,000 shares which Mr. Chase has the right to acquire upon the exercise of stock options within 60 days.
(12) Shares owned by Steel Partners, L.P. are included in the number of shares reported as beneficially owned by each of Messrs. L. Butler and Lichtenstein.
(13) Includes 220,263 shares which individuals in the group have the right to acquire upon the exercise of stock options which are exercisable within 60 days; 708,810 shares held by Steel Partners; 245,800 shares held by Steel Partners II and 54,170 shares held by Steel Services over which Messrs. Lichtenstein and L. Butler may be deemed to be the beneficial owners.

              EXECUTIVES OFFICERS AND KEY EMPLOYEES OF THE COMPANY

  The current executive officers and key employees of the Company are as follows:

NAME                        AGE                     POSITION
----                        ---                     --------
Marshall D. Butler.........  69 Chairman of the Board
Lawrence Butler............  33 President and Chief Executive Officer
Johnny J. Blanchard........  37 Secretary, Treasurer and Chief Financial Officer
Harry G. Chase.............  60 President, Wakefield Engineering, Inc.

  Each officer of the Company holds office until his successor shall be duly elected and qualified or until his earlier death, resignation or removal. Each of the foregoing other than Messrs. Blanchard and Chase also serve as directors of the Company.

  Mr. Blanchard has been Chief Financial Officer of the Company since September 1994; from December 1989, he was Controller of the Company; and from October 1988, he was General Accounting Manager of the Company. Mr. Blanchard is a Certified Public Accountant.

  Mr. Chase has been President of Wakefield Engineering, Inc. since the Company acquired it in October 1993. From August 1990, he was General Manager of Wakefield Engineering, Inc., a division of EG&G Alutech, a manufacturer of passive cooling components and systems.

                             EXECUTIVE COMPENSATION

  The following table sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the last three fiscal years to the Company's Chief Executive Officer and to the four most highly compensated individuals serving as executive officer as of October 29, 1995 who were compensated at an annual rate in excess of $100,000 during the fiscal year then ended, and to one additional individual who served as an executive officer during the last fiscal year and who was compensated at an annual rate in excess of $100,000. In addition, Neal Castleman who served as president of the Company's 80% owned subsidiary through November 1995, did not receive compensation, but the Company accrued salary for him during fiscal 1995 at the rate of $150,000 per annum.

                                                            LONG TERM
                             ANNUAL COMPENSATION          COMPENSATION
                          ---------------------------    ---------------
                                                             AWARDS
                                                         ---------------
                                                           SECURITIES
   NAME AND PRINCIPAL     FISCAL                           UNDELRYING       ALL OTHER
        POSITION           YEAR  SALARY($)   BONUS($)    OPTIONS/SARS(#)   COMPENSATION
   ------------------     ------ ---------   --------    ---------------   ------------
Marshall D. Butler......   1995   150,000    $    --         100,000         $    --
Chairman of the Board      1994    20,538(1)      --              --              --
                           1993     4,000(1)      --          25,000              --
Lawrence Butler.........   1995   152,039(2)  57,600(4)      100,000(5)           --
President and Chief
 Executive                 1994    13,231         --         120,000(6)       57,500(6)
Officer and Director       1993        --         --          75,000(7)(8)    75,000(8)
Warren G. Lichtenstein..   1995   110,000(3)  10,000              --              --
Director                   1994    15,231(1)      --         120,000(6)       57,500(6)
                           1993     4,000(1)      --          75,000(8)       75,000(8)
Harry G. Chase..........   1995   137,352     44,280          67,000(9)        3,885(10)
President, Wakefield
 Engineering, Inc.         1994   116,896     25,000         120,000(9)        2,838(10)
                           1993        --         --              --              --

                                                   (Footnotes on following page)

--------
 (1) Includes $2,000 paid as a director's fee in fiscal 1994 and $4,000 in fiscal 1993.
 (2) On April 19, 1995, Lawrence Butler became President and Chief Executive Officer of the Company at a salary of $180,000 per annum. In August 1995, Mr. Butler entered into a three-year employment agreement with the Company.
 (3) Until September 30, 1995, Mr. Lichtenstein was receiving compensation at the rate of $120,000 per annum.
 (4) Mr. Butler's employment contract provides for a bonus, based on the Company's earnings for its fiscal year ended October 29, 1995 from continuing operations, less minority interest and before provision for income taxes.
 (5) On April 19, 1995, in connection with his election as President of the company, Lawrence Butler was granted options to purchase 100,000 shares of Common Stock, 50,100 of which are exercisable at $5.98 per share and 49,900 of which are exercisable at $5.44 per share in three equal cumulative annual installments until April 19, 1998. The fair market value of the shares on April 19, 1995 was $5.44.
 (6) For investment banking and consulting services rendered in connection with the acquisitions of Uni-Star and Ahamtor, the Company granted options to purchase 50,000 shares and 70,000 shares respectively, of Common Stock to each of Lawrence Butler and Warren G. Lichtenstein. Such options are exercisable at a price of $3.50 and $4.47 per share (the fair market values of the shares at the dates of grant), respectively, each in three equal cumulative annual installments through 1997. For investment and consulting services rendered in connection with the acquisition of Uni-Star, the Company paid $57,500 to each of two corporations one of which is wholly owned by Mr. L. Butler and the other of which is wholly owned by Mr. Lichtenstein.
 (7) Prior to his serving as a director or becoming an employee, on June 21, 1993, Lawrence Butler entered into a consulting agreement with the Company pursuant to which he received stock options entitling him to purchase 25,000 shares of common stock at an exercise price of $2.63 per share (the fair market value of the shares at the date of grant) which vest in three equal cumulative annual installments beginning June 21, 1994.
 (8) For investment banking and consulting services rendered in connection with the acquisition of Wakefield, the Company (a) paid $75,000 to each of two corporations one of which is wholly owned by Mr. L. Butler and the other of which is wholly owned by Mr. Lichtenstein, and (b) granted stock options to purchase 50,000 shares of Common Stock at an exercise price of $2.75 per share (the fair market value of the shares on the date of the grant), which vest in three equal cumulative annual installments beginning October 29, 1994 to each of Mr. L. Butler and Mr. Lichtenstein.
 (9) Includes stock appreciation rights ("SARs") for 100,000 shares of common stock with 33,000 shares vesting on the date of grant, October 28, 1994, 33,000 on October 31, 1996, and 34,000 on October 31, 1997. In July 1995,
     Mr. Chase exercised the 33,000 vested shares and received a cash payment of $156,625, representing appreciation on the underlying shares. In addition, in July 1995, he exchanged the remaining 67,000 unvested SARs for stock options with the same vesting schedule and exercise price ($5.00 per share) as the SARs.
(10) Represents matching contributions by the Company pursuant to Mr. Chase's participation in the Company's 401(k) plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table sets forth information regarding grants to stock options and SARs to the named executive officers during the last fiscal year.

                                                  % OF
                                              OPTIONS/SARS
                                                GRANTED
                                              TO EMPLOYEES
                                OPTIONS/SARS     DURING     EXERCISE   EXPIRATION
NAME                              GRANTED     FISCAL YEAR  PRICE/SHARE    DATE
----                            ------------  ------------ ----------- ----------
Marshall D. Butler.............   100,000         21.8        $5.44    4/18/2000
Lawrence Butler................    50,100         11.0         5.98    4/18/2000
                                   49,900         10.7         5.44    4/18/2000
Harry G. Chase.................    67,000(1)      14.7         5.00    7/18/2000

--------
(1) Represents a grant of stock options in exchange for unvested SARs. See Note 9 to Summary Compensation Table.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR ENDED OCTOBER 29, 1995
                            AND FY-END OPTION VALUES

  The following table sets forth information regarding each exercise of stock options during the fiscal year ended October 29, 1995 by each named executive officer and the fiscal year-end value of unexercised options held by such persons.

                                                                      VALUE
                                                    NUMBER OF      UNEXERCISED
                                                   UNEXERCISED    IN-THE-MONEY
                               SHARES               OPTIONS AT       OPTIONS
                              ACQUIRED              FY-END (#)      AT FY-END
                                 ON       VALUE    EXERCISABLE/   EXERCISABLE/
NAME                         EXERCISE(#) REALIZED UNEXERCISABLE   UNEXERCISABLE
----                         ----------- -------- -------------- ---------------
Marshall D. Butler..........      -0-         -0- 10,000/115,000 $63,700/426,800
Lawrence Butler.............      -0-         -0- 89,998/205,002 489,386/829,750
Harry G. Chase..............   33,000    $156,625   8,000/79,000  46,560/321,090
Warren G. Lichtenstein......      -0-         -0- 83,332/111,668 451,060/570,290

EMPLOYMENT AGREEMENT

  On September 29, 1995, the Company and Mr. L. Butler entered into a three year employment agreement (the "Agreement"). Under the Agreement, Mr. Butler is entitled to a base annual salary of $180,000 for the first year of the term with annual reviews of such base salary by the Board of Directors. In addition, the Agreement provides for a bonus based on the Company's earnings for its 1995, 1996 and 1997 fiscal years from continuing operations, less minority interest and before provision for income taxes. Mr. Butler's bonus for fiscal year 1995 is reflected on the Compensation Table.

SEVERANCE AGREEMENTS

  The Company has adopted a severance policy for all Vice Presidents that guarantees a severance payment of six months salary as of the date of termination. Such severance amount will be paid only in the event of termination (for reasons other than gross negligence or cause) or a reduction in the Vice Presidents' title or duties after the event of a change in control of the Company.

RETIREMENT PLANS

  The Company has adopted a 401-K Savings/Stock Purchase Plan (the "401-K Plan") pursuant to which employees of the Company, including officers and directors who are full-time employees, may elect to contribute up to 6% of their salaries with the Company contributing an amount equal to one-half the employee's contribution. The amounts contributed by the Company vest over the first five (5) years of a person's employment by the Company. Employees may also contribute certain additional amounts of their salaries to the 401-K Plan without matching contributions by the Company. Income on the amounts held in the 401-K Plan is not subject to Federal income tax until withdrawal. Amounts held in the 401-K Plan are generally distributable to an employee upon normal retirement at age 59 or upon the death or disability of the employee. The Company does not maintain any pension plans.

STOCK OPTION PLANS AND AGREEMENTS

  While the Company currently has four stock option plans: 1981 and 1984 Incentive Stock Option Plans and the 1985 and 1994 Stock Option Plans (collectively, the "Stock Option Plans"), options may only be granted under the 1994 Plan. The Company is seeking stockholder approval to amend the 1994 Stock Option Plan. (See--"Approval of an Amendment to the 1994 Stock Option Plan" below, for a description of the 1994 Plan and the Proposed Amendment.)

  In 1993, the Securities and Exchange Commission adopted new rules relating to the filing of ownership reports by officers, directors and principal security holders, and the exemption of certain transactions by those persons from the short-swing profit recovery provisions of Section 16 of the Exchange Act. As permitted by such new rules, the Company elected to delay phase-in of new Rule 16b-3 relating to certain employee benefit plans such as the Stock Option Plans. On August 25, 1993, the Board of Directors adopted resolutions amending the 1984 and 1985 Stock Option Plans to ensure compliance with Rule 16b-3. The 1994 Plan is also intended to comply with such Rule.

  As of October 29, 1995, the number of shares available for future grant under the 1994 Plan (as proposed to be amended) was 350,000, and as of such date the Company had outstanding options to acquire an aggregate of 1,247,000 shares of Common Stock under all Stock Option Plans.

COMPENSATION OF DIRECTORS

  In December 1987, the Board of Directors approved a plan for compensation of its directors who are not officers of or consultants to the Company. The compensation plan provides for payment to directors who are not officers of or consultants to the Company of $1,000 for each meeting of the Board of Directors or any of its committees attended in person (plus reimbursement of travel expenses) and $250 for each telephonic meeting in which a Director participates. Directors who are officers of or consultants to the Company will not receive any additional compensation for serving on the Board of Directors or its committees.

                              CERTAIN TRANSACTIONS

  For services rendered during the fiscal year ended October 31, 1993 in connection with the acquisition of the business of Wakefield Engineering, Inc., the Company paid $75,000 each to Camelia Group, Inc. ("Camelia") and WGL Capital Corp. ("WGL"), which are general partners of Steel Partners, L.P. Warren G. Lichtenstein is the sole stockholder of WGL, and Lawrence Butler is the sole stockholder of Camelia. In addition, Mr. Lichtenstein and Mr. L. Butler were each granted a ten-year non-incentive stock option to purchase 50,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In fiscal year 1993, Mr. L. Butler was also granted options to purchase an aggregate of 25,000 shares pursuant to a consulting agreement. The right to exercise these options vests in equal installments over three years.

  For services rendered in connection with the acquisition of the business of Uni-Star Industries, Inc., the Company paid, during the fiscal year ended October 31, 1994, $57,500 to each of Camelia and WGL. In addition, during fiscal 1994, the Company issued options to purchase an aggregate of 120,000 shares to each of Mr. L. Butler and Mr. Lichtenstein in connection with the acquisitions of Uni-Star Industries, Inc. and Aham-Tor, Inc. All such options were granted pursuant to the Company's Stock Option Plans.

                        MEETINGS OF BOARD AND COMMITTEES

  During the fiscal year ended October 29, 1995, the Board of Directors of the Company held six formal meetings and acted by unanimous written consent one time. The Board of Directors has a standing Audit Committee to assist the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices. The current members of this committee are Lawrence Butler, Frederic Heim and Kenneth Rind. The Audit Committee held one formal meeting in fiscal year 1995. The Board of Directors also has a standing Compensation Committee to assist the Board of Directors in reviewing the compensation levels of officers and directors of the Company. The current members of this committee are Marshall Butler, Frederic Heim and Kenneth Rind. The Compensation Committee held two formal meetings in fiscal year 1995. The Board of Directors has an Executive Committee, which has all authority of the Board of Directors to the extent permissible under Delaware General Corporation law. The Executive Committee consists of Marshall Butler, Lawrence Butler and Warren G. Lichtenstein. During fiscal year 1995, the Executive Committee held no formal meetings but consulted with each other and management frequently. The Company has a Stock Option Committee, which is charged with the function of administering the Company's stock option plans. The members of the Stock Option Committee are Donald K. Grierson and Frederic A. Heim. The Stock Option Committee met one time and acted by unanimous written consent three times during fiscal year 1995.

  Each director attended in person (or participated by telephone in) more than 75% of the total number of Board of Directors' meetings and Board of Directors' committee meetings held during such director's tenure on the Board of Directors or committee, as the case may be.

             APPROVAL OF AN AMENDMENT TO THE 1994 STOCK OPTION PLAN

  At the Meeting, stockholders will be asked to approve an amendment (the "Amendment") to the Company's 1994 Stock Option Plan (the "Plan") to increase the number of shares that may be subject to options under the Plan from 400,000 to 1,000,000. The Amendment was approved by the Company's board of directors and Stock Option Committee on April 19, 1995. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is necessary to approve the Amendment.

SUMMARY OF THE PLAN

  The following summary of the Plan is not intended to be complete, and is qualified in its entirety by reference to the Plan as amended and restated, a copy of which is filed as an exhibit to Form 10-KSB for the fiscal year ended October 29, 1995. A copy of the Plan may be obtained, without charge, upon request addressed to the Company.

  The primary purpose of the Plan is to provide a continuing, long-term incentive to the Company and its subsidiaries so that the Company will be able to attract and retain qualified personnel. Options granted to employees under the Plan may be either incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options. Options granted to consultants under the Plan will be Options which do not constitute Incentive Stock Options. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor is it a qualified plan under Section 401(a) of the Code. See "FEDERAL INCOME TAX CONSEQUENCES."

ADMINISTRATION

  The Plan is administered by a Committee (the "Committee") consisting of, and appointed by the Board of Directors (the "Board"), not less than two outside members of the Board within the meaning of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code. The interpretations and constructions by the Committee of any provisions of the Plan and of Options granted thereunder, and such determinations of the Committee as it deems appropriate for the administration of the Plan and of Options granted thereunder, are final and conclusive on all persons having any interest thereunder. The present members of the Committee are Frederick A. Heim and Donald K. Grierson.

  The Committee has the authority, in its discretion and subject to the express provisions of the Plan, to determine the individuals to receive Options, the time when they will receive such Options, the purchase price and the number of Shares which will be subject to each Option, and the other terms and provisions of the respective Options (which need not be identical). Under the plan, commencing in 1996, the maximum number of shares that may be subject to options granted under the Plan to an individual optionee during any calendar year may not exceed 100,000.

ELIGIBILITY AND EXTENT OF PARTICIPATION

  Options may be granted only to employees, consultants and directors of the Company and its subsidiaries. Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are consultants or directors (but not also employees) of the Company or any such parent or subsidiary corporation. As of January 31, 1996, approximately 700 individuals were eligible to receive Options, and Options were held by 75 individual(s) under the Plan. Subject to the terms of the Plan, the Committee has full and final authority to determine the persons who are to be granted Options under the Plan and the number of Shares subject to each Option.

PURCHASE PRICE AND EXERCISE OF OPTIONS

  The purchase price for each Share issuable upon exercise of an Option shall not be less than 100% of the fair market value of such Share on the date the Option is granted, except that no Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual beneficially owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of the grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock options plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee may authorize the purchase price to be paid in whole, or in part, by delivery of shares of the Company's common stock having a fair market value equal to the option exercise price.

  An Option may be exercised in such amounts and at such times as may be determined by the Committee at the time of grant of such Option. To the extent that an Option is not exercised within the period of exercisability fixed by the Committee, it will expire as to the then unexercised part.

EXPIRATION AND TRANSFER OF OPTIONS

  Options are non-transferable, except by will or by the laws of descent and distribution. During the lifetime of each Option holder, only he may exercise his Option.

ADJUSTMENT OF SHARES

  If any change is made in the Shares subject to the Plan, or subject to any Option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of Shares, rights offerings, change in the corporate structure of the Company, or otherwise, such adjustment shall be made as to the maximum number of Shares subject to the Plan, and the number of Shares and prices per share of stock subject to outstanding Options as the Committee may deem appropriate.

  The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter, and that no Option shall be exercisable prior to such stockholder approval. Except with respect to Options then outstanding, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.

AMENDMENTS TO AND TERMINATION OF THE PLAN

  The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following summary of the Federal income tax consequences of the grant and exercise of Options, and the disposition of Shares purchased pursuant to the exercise of Options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it deal with state and local tax considerations.

INCENTIVE STOCK OPTIONS

  No taxable income will be recognized by the Option holder at the time of a grant or exercise of an Option. The excess of the fair market value of the Common Stock over the option price at the date of exercise of an Option is an adjustment for purposes of computing the alternative minimum tax under section 55 of the Code.

  If the requirements of section 422(a) of the Code are met by the Option holder (including the requirement that no disposition of such Shares is made by the Option holder for more than two years after the grant of the Option and for more than one year after the exercise of such Option), then any gain or loss realized by the Option holder upon disposition of such Shares will be treated as long-term capital gain or loss (assuming such Shares are held as a capital asset by the Option holder). If the requirements of section 422(a) of the Code are met, the Company will not be entitled to any deduction for Federal income tax purposes as a result of the issuance of such Shares pursuant to the exercise of the Option. If Shares acquired on exercise of an Option are disposed of prior to the expiration of either of the required holding periods described above (a "disqualifying disposition"), the Option holder will recognize ordinary income in the year in which the disposition of such Shares occurs. The amount of such ordinary income will be the excess of (a) the lower of the amount realized on disposition of such Shares or the fair market value of such Shares on the date of exercise of such Option, over (b) the Option price, so long as the disposition is by sale or exchange with respect to which a loss, if sustained, would be recognized. In addition, long-term capital gain may be recognized by the Option holder (assuming such Shares are held as a capital asset for more than one year by the Option holder) in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the Option price and the ordinary income recognized by the Option holder. The Company (or the employer of the Option holder) will ordinarily be entitled to a deduction for Federal income tax purposes at the time of the disqualifying disposition in an amount equal to the ordinary income recognized by the Option holder.

  If an Option is exercised by the estate of an Option holder, the holding periods do not apply, and the estate will not recognize any ordinary income when it disposes of the Shares acquired upon the exercise of such Option. The estate, however, may recognize long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes.

NON-QUALIFIED OPTIONS

  No tax obligation will arise for the optionee or the Company upon the granting of either incentive stock options or non-qualified stock options under the Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company.

                                 PLAN BENEFITS

  The following table gives information with respect to options that have been granted under the Plan to each named executive officer, all executive officers as a group, each nominee for election as a director, all directors who are not executive officers as a group, and all employees who are not executive officers as a group.

                                                    AVG.
                                                  EXERCISE
                                                   PRICE              PERCENTAGE
                                         OPTIONS    PER               OF OPTIONS
NAME                                     GRANTED#  SHARE   EXP. DATE   GRANTED
----                                     -------- -------- ---------- ----------
Marshall D. Butler.....................  100,000   $5.44    4/18/2000    12.5%
Lawrence Butler........................  170,000   $5.20    9/12/1999    21.2
Warren G. Lichtenstein.................   70,000   $4.47   9/12/1999-     8.7
                                                            4/18/2000
Johnny J. Blanchard....................   33,000   $7.84   9/26/1999-     4.1
                                                           11/12/2000
Harry G. Chase.........................   67,000   $5.00    7/18/2000     8.4
Donald K. Grierson.....................       --      --           --      --
Frederic A. Heim.......................       --      --           --      --
Dr. Kenneth W. Rind....................   60,000   $5.56     4/5/2000     7.5
Michael J. Konigsberg..................
All Non-Executive Officer-Directors (as  130,000   $4.97   9/12/1999-    16.2
 a Group)..............................                      4/5/2000
All Executive Officers (as a Group)....  370,000   $5.46   9/12/1999-    46.1
                                                           11/12/2000
All Non-Executive Officer Employees (as  302,500   $7.17   9/12/1999-    37.7
 a Group)..............................                     1/11/2001

                     THE BOARD RECOMMENDS THAT STOCKHOLDERS
                         VOTE TO APPROVE THE AMENDMENT.

              RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP
                  AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP to be retained as the Company's independent certified public accountants for the current fiscal year and is seeking stockholder ratification of their selection. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

  Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year, if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
          FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP
           AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                             STOCKHOLDER PROPOSALS

  All stockholder proposals which are intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company no later than October 31, 1996.

                                 OTHER BUSINESS

  The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their best judgment.

  The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please complete, sign and date the enclosed form of proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Lawrence Butler

                                          Lawrence Butler,
                                          President and Chief Executive
                                           Officer

Dated: February 26, 1996

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED OCTOBER 29, 1995, WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: INVESTOR RELATIONS, ALPHA TECHNOLOGIES GROUP, INC., 750 LEXINGTON AVENUE, NEW YORK, NY 10022; TELEPHONE (212) 446-5258; FACSIMILE (212) 446-5240.

                                                                        APPENDIX

                         ALPHA TECHNOLOGIES GROUP, INC.
                             1994 STOCK OPTION PLAN
                            AS AMENDED AND RESTATED



I.  PURPOSE OF THE PLAN

     The ALPHA TECHNOLOGIES GROUP, INC. 1994 STOCK OPTION PLAN as amended, (the "Plan"), is intended to provide a means whereby certain employees, consultants and directors of ALPHA TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain employees and consultants ("Optionees") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted to employees under the Plan may be either incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options. Options granted to consultants under the Plan will be Options which do not constitute Incentive Stock Options.

II.  ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option; provided, however, that, notwithstanding any provision in the Plan to the contrary, the maximum number of shares that may be subject to Options granted under the Plan to an individual Optionee during any calendar year may not exceed 100,000 (subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are cancelled or repriced. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

III.  OPTION AGREEMENTS

     (a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided, that, except as provided in Subparagraph VIII(c) hereof, the Committee shall retain final authority (i) to determine whether an Optionee shall be permitted, or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price.

     (b) For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the mean of the high and low sales prices of the Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     (c) Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

IV.  ELIGIBILITY OF OPTIONEE

     Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are consultants or directors (but not also employees) of the Company or any such parent or subsidiary corporation. Options may be granted to the same individual on more than one occasion. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

V.  SHARES SUBJECT TO THE PLAN

     The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 1,000,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

VI.  OPTION PRICE

     The exercise price of Stock issued under each Option shall be determined by the Committee, but in the case of an Incentive Stock Option, such exercise price shall not be less than the fair market value of Stock subject to the Option on the date the Option is granted.

VII.  TERM OF PLAN

     The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in this Plan or in any Option Agreement, no Option shall be exercisable prior to such stockholder approval. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board, which such date is September 12, 2004.

VIII.  RECAPITALIZATION OR REORGANIZATION

     (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

     (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of

Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated,
(iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (a) ten days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

     (d) For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or
(iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (e) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required stockholder action.

     (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the exercise price per share.

IX.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

X.  SECURITIES LAWS

     (a) The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

     (b) It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.


                        ALPHA TECHNOLOGIES GROUP, INC.

                        ALPHA TECHNOLOGIES GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                APRIL 15, 1996

    The Undersigned hereby appoints Marshall D. Butler and Lawrence Butler, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote as designated on the reverse side, all shares of Common Stock, $.03 par value, of Alpha Technologies Group, Inc. (the "Company") held of record by the undersigned as of the close of business on February 23, 1996, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on April 15, 1996, at 750 Lexington Avenue, 27th Floor, New York, New York, and at any adjournments or postponements thereof. Any and all proxies heretofore given are hereby revoked.

    WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN, FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY AND, AS SET FORTH IN THE PROXY STATEMENT, WILL BE VOTED IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN IN CONNECTION WITH ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR SUCH NOMINEES, APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN AND RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                                        SEE REVERSE
     CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE
                                                       -------------



[X]  Please mark votes as in this example.


1. ELECTION OF DIRECTORS

NOMINEES: MarshalL D. Butler, Lawrence Butler, Donald K. Grierson, Frederic A. Heim, Warren G. Lichtenstein, Kenneth W. Rind and Michael J. Konigsberg.

PROXIES NOT MARKED TO WITHHOLD AUTHORITY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES WHOSE NAMES ARE NOT WRITTEN ON THE LINE BELOW.

[ ] FOR ALL NOMINEES  [ ] WITHHELD FROM ALL NOMINEES



[ ] __________________________________________
     For all nominees except as noted above


[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.



2. APPROVE AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN.

  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. APPROVE DESIGNATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1996.

  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. FOR THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


IMPORTANT: Signatures should correspond exactly with the name(s) as they appear on the stock record books of the Company. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.


Signature: __________________________________      Date:____________________


Signature: __________________________________      Date:____________________